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                                                                      Exhibit 21


                  SUBSIDIARIES OF NEXTEL COMMUNICATIONS, INC.

                             (as of March 1, 1999)

Corporation                                        Jurisdiction of Incorporation


Airfone Holdings, Inc.                                                        DE
Air-fone Participacoes e Empreendimentos S/C Ltda.                        Brazil
Arrendadora de Equipos Telecommunicaciones S.A. de C.V.                   Mexico
Art Consult Global International S.A.                         British Virgin Is.
ATG-Telecomunicacoes e Comercio Ltda.                                     Brazil
Butler Gorge International Corp.                              British Virgin Is.
Car-Tel Telefonica Movel S.A. de C.V. Ltda.                               Brazil
CellCall, Inc.                                                                DE
Comercial Telecar Ltda.                                                   Brazil
Comercial Teleservice Ltda.                                               Brazil
Comercializadora Protel S.A. de C.V.                                      Mexico
Comunicacion Integral San Luis S.A. de C.V.                               Mexico
Comunicaciones Nextel de Mexico, S.A. de C.V                              Mexico
Dial Call Midwest, Inc.                                                       DE
Domestic USF Corp.                                                            DE
FCI 900, Inc.                                                                 DE
Fonotransportes Nacionales S.A. de C.V.                                   Mexico
Fort Worth Trunked Radio Limited Partnership                                  TX
Gamboa Holdings, Inc.                                                Philippines
Infocom Communications Network, Inc.                                 Philippines
J-Com Co., Ltd.                                                            Japan
LMP Consultoria e Representacoes Ltda.                                    Brazil
Master-Tec Industria e Comercio de Productos Electronicos
Ltda.                                                                     Brazil
McCaw International (Brazil), Ltd.                                            VA
MCS Radio Telefonia, Ltda.                                                Brazil
Multifon S.A. de C.V.                                                     Mexico
Nextel S.A.                                                               Brazil
Nextel 220 License Acquisition Corp.                                          DE
Nextel Argentina, S.R.L                                                Argentina
Nextel Aviation, Inc.                                                         DE
Nextel of California, Inc.                                                    DE
Nextel Communications of the Mid-Atlantic, Inc.                               DE
Nextel Finance Company                                                        DE
Nextel International (Argentina) LLC                                  Cayman Is.
Nextel International (Argentina), Ltd.                                Cayman Is.
Nextel International (Delaware), Ltd.                                         DE
Nextel International (Holdings), Ltd.                                 Cayman Is.
Nextel International, Inc.                                                    WA
Nextel International (Indonesia) LLC                                  Cayman Is.
Nextel International Investment Company                                       DE
Nextel International (Japan), Ltd.                                            DE
Nextel International (Mexico), Ltd.                                           DE
Nextel International (Peru) LLC                                       Cayman Is.
Nextel International (Philippines) LLC                                Cayman Is.
Nextel International (Services), Ltd.                                         DE
Nextel License Acquisition Corp.                                              DE
Nextel License Holdings 1, Inc.                                               DE
Nextel License Holdings 2, Inc.                                               DE
Nextel License Holdings 3, Inc.                                               DE
Nextel License Holdings 4, Inc.                                               DE
Nextel de Mexico S.A. de C.V.                                             Mexico
Nextel of New York, Inc.                                                      DE
Nextel Operations, Inc.                                                       DE
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
Nextel del Peru, S.A.                                                      Peru
Nextel Socal, Inc.                                                           CA
Nextel South Corp.                                                           GA
Nextel Spectrum Acqusition Corp.                                             DE
Nextel Systems Corp.                                                         DE
Nextel Telecomunicacoes Ltda.                                            Brazil
Nextel of Texas, Inc.                                                        TX
Nextel West Corp.                                                            DE
Nextel WIP Corp.                                                             DE
Nextel WIP License Corp.                                                     DE
NXLD Company                                                                 DE
Pittencrieff Communications, Inc.                                            DE
Promobile Telecomunicacoes Ltda.                                         Brazil
RadioCall Service and Systems, Inc.                                          CA
Radiophone S.A. de C.V.                                                  Mexico
Radio Telecomunicacoes do Brasil Ltda.                                   Brazil
Safety Net, Inc.                                                             DE
Servicios de Radiocomunicacion Movil de Mexico S.A. de
C.V.                                                                     Mexico
Servicios Protel S.A. de C.V.                                            Mexico
Shanghai CCT - McCaw Telecommunications Systems Co.,     Peoples Republic of
Ltd.                                                     China
Shanghai GSM Project                                     Peoples Republic of
                                                         China
Sistemas de Comunicaciones Tronicales S.A. de C.V.                       Mexico
SOW Comercio e Servicos de Radiofonia Movel Ltda.                        Brazil
Spectrum Resources of the Northeast, Inc.                                    DE
SRI, Inc.                                                                    VA
Telecomunicacoes Brastel, S.A. de C.V., Ltda.                            Brazil
Telecomunicaciones Globales S.A. de C.V.                                 Mexico
Telemobile Telecomunicacoes Ltda.                                        Brazil
Telemovel Servicos Ltda.                                                 Brazil
Teletransportes Nacionales, S.A. de C.V.                                 Mexico
Top Mega Enterprises Limited                                          Hong Kong
Tower Asset Sub, Inc.                                                        DE
Tower Merger Vehicle, Inc.                                                   DE
Tower Parent Corp.                                                           DE
Trunking do Brasil Servicos de Telecomunicacoes Ltda.                    Brazil
Trunkline Telecomunicacoes e Servicos Ltda.                              Brazil
Unrestricted Subscriber Equipment Leasing Company, Inc.                      DE
Unrestricted Subsidiary Funding Company                                      DE
Via Radio-1 Telecomunicacoes Ltda.                                       Brazil
Via Radio Administacao e Participacoes Ltda.                             Brazil
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